UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 14, 2017

EDUCATIONAL DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5402 South 122nd East Avenue, Tulsa, Oklahoma 74146
(Address of Principal Executive Offices) (Zip Code)

(918) 622-4522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 2.02. Results of Operations and Financial Condition.

     On December 14, 2017, Educational Development Corporation announced via press release, unaudited third quarter and year to date Net Revenues of approximately $38.7 million and $89.8 million, respectively. The third quarter revenues reflect an increase of 26% from the third quarter net revenues a year ago. The year to date net revenues reflect an increase of 13% over the same period last year.

Item 9.01. Financial Statements and Exhibits.

     (d) EXHIBITS

          99.1 Press release dated as of December 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION

Date: December 14, 2017	By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

*99.1	Press Release dated December 14, 2017

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*Filed herewith.